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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                      NOVEMBER 19, 2007 (NOVEMBER 16, 2007)

                                MICROISLET, INC.

               (Exact Name of Registrant as Specified in Charter)


            Nevada                       001-32202                88-0408274
  ___________________________     ________________________    __________________
(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
        Incorporation)                                       Identification No.)


    6370 Nancy Ridge Drive, Suite 112
          San Diego, California                                    92121
   ___________________________________                          ___________
(Address of Principal Executive Offices)                          Zip Code

                                 (858) 657-0287
                 _______________________________________________
              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 16, 2007, we entered into a securities purchase agreement with a private trust. Pursuant to this agreement, on November 16, 2007 we issued and sold 2,352,941 shares of our common stock and warrants to purchase an aggregate of 1,294,118 shares of our common stock at an exercise price of $0.60 per share to the trust for $1 million in cash. The warrants are exercisable commencing on the earlier of November 16, 2008 and the date of any of certain fundamental transactions involving our company (including a merger, a sale of substantially all of our assets, the commencement of a tender or exchange offer or a reclassification of our common stock), until November 16, 2013. Mr. Ronald Katz, our chairman of the board, serves as co-trustee of the trust. The trust's beneficiaries are not affiliated with Mr. Katz.

In connection with this financing, we entered into a registration rights agreement pursuant to which we have agreed to register for resale the shares of common stock, and the shares of common stock issuable upon the exercise of the warrants, sold in the financing on the next registration statement we file with the SEC relating to an offering for of any of our equity securities, other than a registration statement relating to equity securities to be issued solely in connection with an acquisition of another entity, in an exchange offer for our securities, or in connection with stock option or other employee benefit plans. If the SEC requires us to omit some of the shares purchased in the financing or upon exercise of the warrants in order for the offering to retain the status of a secondary offering under Rule 415, we are obligated to issue to each holder of registrable securities as liquidated damages a warrant exercisable from and after the earlier of November 16, 2008 and the date of any of certain fundamental transactions involving our company described above, at an exercise price of $0.60 per share and expiring on November 16, 2013, for a number of shares of our common stock equal to 4% of the number of shares held by the holder which were required to be omitted.

This current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities. This portion of the report is being filed pursuant to and in accordance with Rule 135c under the Securities Act.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

On November 16, 2007, we entered into a securities purchase agreement with an accredited investor, pursuant to which we issued and sold 2,352,941 shares of our common stock and warrants to purchase an additional 1,294,118 shares of our common stock.

We offered and sold the shares and warrants without registration under the Securities Act of 1933 to a limited number of accredited investors in reliance upon the exemption provided by Rule 506 of Regulation D thereunder. The shares and warrants may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. An appropriate legend will be placed on the shares and the warrants issued, and will be placed on the shares issuable upon exercise of the warrants, unless registered under the Securities Act prior to issuance.

For further information about this sale of our equity securities, please see the disclosure set forth under Item 1.01 above.

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ITEM 7.01.  REGULATION FD DISCLOSURE.

We issued a press release on November 16, 2007 announcing the private placement financing described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1. The press release includes statements intended as "forward-looking statements," which are subject to the cautionary statement about forward-looking statements set forth therein.

In accordance with General Instruction B.2 of Form 8-K, the information in this
Item 7.01, including Exhibit 99.1, shall not be deemed "filed" for purposes of
Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

         (d)      Exhibits

         99.1     Press release dated November 16, 2007





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:    November 19, 2007                   MICROISLET, INC.


                                             By: /s/Kevin A. Hainley
                                                 -----------------------
                                                 Kevin A. Hainley
                                                 Interim Chief Financial Officer






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